FASCIANO FUND, INC.

                                   SIMPLE-IRA
                                   INDIVIDUAL
                                   RETIREMENT
                                    ACCOUNT
                                   SUPPLEMENT

                              FASCIANO FUND, INC.
                             190 S. LaSalle Street
                                   SUITE 2800
                            CHICAGO, ILLINOIS  60603
                      E-MAIL:  FASCFUND@WORKLDNET.ATT.NET
                                 1-800-848-6050

                                   CUSTODIAN
                             Firstar Trust Company
                                  P.O. Box 701
                        Milwaukee, Wisconsin  53201-0701
                                 1-800-982-3533


 THIS BOOKLET IS AUTHORIZED FOR DISTRIBUTION ONLY WHEN PRECEDED OR ACCOMPANIED
                    BY A CURRENT FASCIANO FUND PROSPECTUS.

1/1/97

FASCIANO FUND, INC.                                     SIMPLE-IRA SUPPLEMENT
                                                               January 1, 1997

190 S. LaSalle Street, Suite 2800 . Chicago, Illinois  60603 . 1-800-848-6050

INTRODUCTION

   The documents contained in this packet may used to establish a Salary Incentive Match Plan IRA, also known as a SIMPLE-IRA. SIMPLE-IRAs are a new type of individual retirement account that became available for the first time in 1997. A SIMPLE-IRA plan must be established by an employer (including a self-employed person), and it enables all eligible employees of the employer to elect to have up to $6,000 per year deducted from their paychecks on a before-tax basis and deposited directly into a SIMPLE-IRA maintained for the individual employee. The employer is also generally required to make contributions, as described in more detail below.

   Because of the differences between a SIMPLE-IRA and other types of IRAs, the forms contained in the regular Fasciano Fund IRA booklet cannot be used to establish a SIMPLE-IRA. Instead, you must use the forms contained in this booklet. However, the Disclosure Statement contained in the regular IRA booklet includes important information that also applies to a SIMPLE-IRA. You should carefully review the Disclosure Statement included in the Fasciano Fund IRA Booklet, before using the forms in this booklet to establish a SIMPLE-IRA.

   WHAT IS A SIMPLE-IRA?

   A SIMPLE-IRA is a special type of IRA, and is generally subject to the same rules that apply to all IRAs. However, as an individual you cannot make contributions directly to a SIMPLE-IRA (except for rollovers as described below). Instead, your employer must establish a SIMPLE-IRA plan, and make contributions to your SIMPLE-IRA on your behalf. An employer can establish a SIMPLE-IRA plan in any year in which it has no more than 100 employees who earned at least $5,000 in the prior year, and does not maintain any other tax-qualified pension or profit-sharing plan (other than a frozen plan).

   If your employer establishes a SIMPLE-IRA plan and you are an eligible employee, you can elect to have up to $6,000 of your compensation in any year withheld and deposited in a SIMPLE-IRA on your behalf. Amounts that you elect to have deposited in your SIMPLE-IRA are not subject to federal income tax until you withdraw them (although they are subject to Social Security tax). In addition to the amount that you elect to have deposited in your SIMPLE-IRA, your employer must generally make an additional contribution to match the amount that you have withheld, up to a maximum of 3% of your compensation. The employer may elect to lower the maximum matching contribution to as low as 1% in some years, but may not lower the maximum match in more than two years out of every five. The employer may also elect to make a contribution equal to 2% of compensation for all eligible employees in any year instead of making matching contributions. All employees who have been paid at least $5,000 in two prior years and expect to be paid $5,000 in the current year must be eligible to participate (excluding nonresident aliens and union workers whose collective bargaining agreement does not provide for them to participate).

   Although SIMPLE-IRAs can only be established under a plan set up by an employer, each participating employee is the owner of his or her own SIMPLE-IRA account. All amounts deposited in your SIMPLE-IRA account are fully vested, and can be withdrawn at any time, as with any other type of IRA. However, amount withdrawn are subject to tax, and tax penalties may also apply to amounts withdrawn before you reach the age of 591/2, as described in the Disclosure Statement.

   SIMPLE-IRA plans can generally be set up by any employer with not more than 100 eligible employees that does not maintain any other tax qualified plan, including self-employed persons, nonprofits, and government agencies. However, in determining whether an employer has more than 100 employees, the employees of certain employers under common ownership must be combined. An employer that establishes a SIMPLE-IRA plan when it has no more than 100 employees can continue to maintain it for two years after the number of its employees increases to more than 100.

   SETTING UP A SIMPLE-IRA PLAN

   It is important to keep in mind the distinction between a SIMPLE-IRA plan and SIMPLE-IRA accounts. A SIMPLE-IRA plan is a written document established by an employer that specifies which employees are eligible to make contributions to SIMPLE-IRAs. SIMPLE-IRA accounts are the separate accounts established by each participating employee to hold and invest the contributions made on their behalf. An employer that wishes to establish a SIMPLE-IRA plan can use Form 5304-SIMPLE, which has been issued by the IRS for this purpose. Use of this forms is not mandatory, and an employer can also use a customized plan document. (The IRS has also issued Form 5305-SIMPLE, but this form can only be used if all employees are required to initially deposit their SIMPLE-IRA contributions with the same designated financial institution.)

   This packet includes a Form 5304-SIMPLE that can be used by an employer that wishes to establish a SIMPLE-IRA plan. The employer will need to complete this Form to determine which employees will be eligible to participate, and how often employees will be able to make and change withholding elections. After completing the Form 5304-SIMPLE, the employer should execute the Form and retain it in its files. In addition, as discussed below, copies must be furnished to each eligible employee. Do not file Form 5304-SIMPLE with the IRS.

   Once the employer has established a SIMPLE-IRA plan, it must notify all eligible employees of their right to elect to have a portion of their compensation deferred under the plan. Each employee must be permitted to make a deferral election at least during the 60 day period immediately preceding the first day of the year (i.e., during the period from November 2 through December 31 of the preceding year.) However, if the employer establishes the plan later in the year, the 60 day period can precede the effective date of the plan. The employer may permit longer or more frequent election periods if it wishes to do so, but the 60 day election period prior to the beginning of the year is required.

   The employer must notify each employee of his or her right to make a deferral election immediately prior to the beginning of the required 60 day election period, and must also given each eligible employee a summary description of the plan. A model notice that can be given to each eligible employee is included with the materials immediately following Form 5304-SIMPLE, and the summary description requirement can be satisfied by attaching a copy of the completed Form 5304-SIMPLE to the notice. This notice and summary description must be given each year, NOT just in the first year in which the plan is established.

   In addition, an employer that establishes a SIMPLE-IRA plan must also furnish all participating employees with information regarding the procedures for withdrawing funds from their SIMPLE-IRA accounts, and the consequences of such withdrawals. Fasciano Fund will furnish this information directly to the participating employees who establish their SIMPLE-IRA accounts with Fasciano Fund

   ESTABLISHING A SIMPLE-IRA ACCOUNT

     Although the employer establishes the SIMPLE-IRA plan, each participating employee must establish his or her own SIMPLE-IRA account to hold the contributions under the plan. Each employee is the absolute owner of his or her own account, and has the right to make withdrawals at any time. Enclosed with these materials are a copy of the Fasciano Fund SIMPLE-IRA Account Agreement, which is used to establish a Fasciano Fund SIMPLE-IRA. The Fasciano Fund SIMPLE-IRA Account Agreement is in the form of IRS Form 5305-SA, which is automatically deemed acceptable by the Internal Revenue Service. The approval by the IRS relates only to the form of the account and not to the merits of using the account as a retirement plan.

     In order to establish a Fasciano Fund SIMPLE-IRA, a participant must complete the Fasciano Fund SIMPLE-IRA Application Form, which is included in this booklet. If the employer has designated Fasciano Fund as the designated financial institution under the plan, then all SIMPLE-IRAs under the plan will automatically be established with Fasciano Fund, and participants need only complete the Application Form. If any participant fails to complete an Application Form, the employer may complete the form for the employee.

     If an employee is establishing a SIMPLE-IRA account under the plan of an employer that has NOT named Fasciano Fund as the designated financial institution, the employee will need to complete the application form, and will also need to notify his or her employer to send all contributions to Fasciano Fund. The employer establishing the plan should furnish the employee with the necessary forms to accomplish this notification.

   ROLLOVERS AND DIRECT TRANSFERS

   Amounts which are held in other SIMPLE-IRAs can also be transferred to a Fasciano Fund SIMPLE-IRA, either by rollover or direct transfer. Rollovers and direct transfers to a SIMPLE-IRA can NOT be made from any other kind of IRA, or from a qualified plan or tax-deferred annuity.

   In order to make a rollover or direct transfer to a Fasciano Fund SIMPLE-IRA from another SIMPLE-IRA, you will need to complete an application form if you do not already have a Fasciano Fund SIMPLE-IRA. If the funds are being transferred by direct transfer, you will also need to complete the Transfer Form that immediately follows the application form in this booklet. If the transfer is a rollover, you will need to send your check made payable to Fasciano Fund not later than 60 days after you receive the distribution from the other SIMPLE-IRA.

   For more information on direct transfers and rollovers, including the limits on the frequency of rollovers, see the Disclosure Statement.

WE URGE YOU TO READ THE ENCLOSED MATERIAL, AND THE DISCLOSURE STATEMENT INCLUDED
                 IN THE FASCIANO FUND IRA BOOKLET, THOROUGHLY.

                                                                    Form 5305-SA
                                                                 (December 1996)
                                                      Department of the Treasury
                                                        Internal Revenue Service

                        FASCIANO FUND CUSTODIAL ACCOUNT
                                FOR SIMPLE-IRAS

        (Under Sections 408(a) and 408(p) of the Internal Revenue Code)
                               (January 1, 1997)

                                   ARTICLE I

     The Custodian will accept cash contributions on behalf of the Participant by the Participant's employer under the terms of a SIMPLE plan described in 408(p). In addition, the Custodian will accept transfers or rollovers from other SIMPLE IRAs of the Participant. No other contributions will be accepted by the Custodian.

                                   ARTICLE II

     The Participant's interest in the balance in the Custodial Account is nonforfeitable.

                                  ARTICLE III

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the Custodial Account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                   ARTICLE IV

     1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Participant's interest in the Custodial Account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)- 2, the provisions of which are incorporated by reference.

     2. Unless otherwise elected by the time distributions are required to begin to the Participant under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

     3. The Participant's entire interest in the Custodial Account must be, or begin to be, distributed by the Participant's required beginning date (April 1 following the calendar year end in which the Participant reaches age 70 1/2).
By that date, the Participant may elect, in a manner acceptable to the Custodian, to have the balance in the Custodial Account distributed in:

      (a)  A single sum payment.

      (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Participant.

      (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Participant and his or her designated beneficiary.

      (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Participant's life expectancy.

      (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Participant and his or her designated beneficiary.

     4. If the Participant dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

      (a) If the Participant dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

      (b) If the Participant dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Participant or, if the Participant has not so elected, at the election of the beneficiary or beneficiaries, either

        (i) Be distributed by December 31 of the year containing the fifth anniversary of the Participant's death, or

        (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Participant's death. If, however, the beneficiary is the Participant's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Participant would have reached age 70 1/2.

      (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Participant's required beginning date, even though payments may actually have been made before that date.

      (d) If the Participant dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

     5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Participant's entire Interest in the Custodial Account as of the close of business on December 31 of the preceding year by the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Participant and designated beneficiary as of their birthdays in the year the Participant reaches age 70/. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

     6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                   ARTICLE V

     1. The Participant agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408(l)(2) and Regulations sections 1.408-5 and 1.408-6.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Participant prescribed by the Internal Revenue Service.

     3. The Custodian also agrees to provide the Participant's employer the summary description described in section 408(l)(2) unless this SIMPLE IRA is a transfer SIMPLE IRA.

                                   ARTICLE VI

     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and 408(p) and related regulations will be invalid.

                                  ARTICLE VII

     This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                  ARTICLE VIII

     1.   Definitions.
          ------------

     "Investment Company" shall mean an investment company as defined in Internal Revenue Code Section 851(a), shares of which Fasciano Fund has agreed to offer for investment under this Account. "Investment Company Shares" or "Shares" shall mean shares of beneficial interest or capital stock of the Investment Company.

     2.   Investment of Account Assets.
          ----------------------------

     (a) Each contribution forwarded by the Participant to the Custodian shall identify the Participant's account number and be accompanied by a statement signed by the Participant identifying the Investment Company Shares in which that contribution is to be invested. The Custodian may return to the Participant, without liability for interest thereon, any contributions which are not accompanied by adequate account identification or an appropriate signed statement directing investment of those contributions.

     (b) Contributions shall be invested in whole and fractional Investment Company Shares at the price and in the manner in which such shares are then being publicly offered by the Investment Company. All distributions received on Investment Company Shares held in the Custodial Account shall be reinvested in like Shares and credited to such Account. If any distribution of Investment Company Shares may be received at the election of the shareholder in additional like Shares or in cash or other property, the Custodian shall elect to receive such distribution in additional like Investment Company Shares.

     (c) All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its registered nominee. The Participant shall be the beneficial owner of all Investment Company Shares held in the Custodial Account and the Custodian shall not vote any of such shares, except upon written direction of the Participant. The Custodian agrees to forward to every Participant a then current Prospectus, reports, notices, proxies and related proxy soliciting materials applicable to Investment Company Shares received by the Custodian.

     (d) The Participant may at any time, by a manually signed direction delivered to the Custodian, redeem any number of Investment Company Shares held for his account and reinvest the proceeds in the Shares of any other Investment Company. Telephone redemptions and reinvestments shall be done at the price and in the manner in which such Shares are then being redeemed or offered by the respective Investment Companies.

     3.   Amendment and Termination.
          --------------------------

     (a) Fasciano Fund, Inc. may, with the written approval of the Custodian, amend the Custodial Account in whole or in part (including retroactive amendments) by delivering to the Participant written notice of such amendment setting forth the substance and effective date of the amendment. The Participant shall be deemed to have consented to any such amendments not objected to in writing by the Participant within thirty (30) days of receipt of the notice, provided that no amendment shall cause or permit any part of the assets of the Custodial Account to be diverted to purposes other than for the exclusive benefit of the Participant or his beneficiaries, nor shall any amendment be made except in accordance with the applicable law and regulations affecting this Custodial Account.

     (b) The Participant may at any time terminate the Custodial Account by delivering to the Custodian a written notice of such termination setting forth the effective date thereof, together with any required withholding information.

     (c) The Custodial Account created by this Agreement shall automatically terminate upon distribution to the Participant or the beneficiary designated under Paragraph 6 of Article VIII hereof of the entire balance in the Custodial Account.

     (d)  The Custodian may be removed   by the Participant at any time upon
thirty (30) days written notice to the Custodian. The Custodian may elect to terminate the Custodial Account upon thirty (30) days written notice to the Participant.

     (e) In the event that the assets of any Investment Company in which the Custodial Account is invested are transferred to or acquired by any other investment company or other commingled investment fund which is a permissible investment for an individual retirement account, by merger or otherwise, the Custodian may make such amendments to this Agreement, or take such other action, as it may determined to be necessary or appropriate to accomplish such transaction and the exchange of Investment Company Shares for shares or other appropriate units of ownership in such successor fund. The consent of the Participant shall not be required for any such amendment or action, but the Participant shall be promptly notified thereof, and shall have the right to withdraw the funds in the Custodial Account without fee, charge, load or penalty of any kind.

     4.   Taxes and Custodial Fees.
          -------------------------

     (a) Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the assets of the Custodial Account, or the income arising therefrom, any transfer taxes incurred, all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, and the Custodian's compensation, shall be paid from the Custodial Account. Unusual administrative responsibilities not contemplated by the fee schedule will result in such additional charges as will reasonably compensate the Custodian for the services performed.

     (b) The Custodian fee listed in the fee schedule will be deducted by the Custodian from the initial contribution received from the Participant. The annual maintenance fee will be deducted on the last business day in September for each year and enough fund shares will be redeemed to cover this fee. Fees as listed on the fee schedule will be deducted from the refund or redemption proceeds at the time of distribution or redemption and the remaining balance will be remitted to the Participant in the case of distribution, or will be reinvested in accordance with the Participant's instructions.

     5.   Reports and Notices.
          -------------------

     (a) The Custodian shall keep adequate records of transactions it is required to perform hereunder. No later than sixty (60) days after the close of each calendar year, or after the Custodian's resignation or removal pursuant to
Article VIII, Paragraph 3, the Custodian shall render to Participant a written report or reports reflecting the transactions effected by it during such period and the assets and liabilities of the Custodial Account at the close of the period.

     (b) All communications or notices required or permitted to be given herein shall be deemed to be given upon receipt by the Custodian at P.O. Box 701, Milwaukee, Wisconsin 53201-0701, the Investment Company and Fasciano Fund at P.O. Box 701, Milwaukee, Wisconsin 53201-0701, or the Participant at his most recent address shown in the Custodian's records. The Participant agrees to advise the Custodian promptly, in writing, of any change of address.

     6.   Designation of Beneficiary.  The Participant shall have the right, by
          --------------------------
written notice to the Custodian, to designate a beneficiary or beneficiaries, primary and contingent, to receive any benefit to which such Participant may be entitled in the event of his death prior to the complete distribution of such benefit. In the event the Participant has not designated any beneficiaries, or if all beneficiaries shall predecease the Participant, the following persons shall take in the order named:

     (a)  Spouse of the Participant;

     (b) If the spouse shall predecease the Participant, then in equal shares to any children surviving the Participant and to the descendants then living of a deceased child, by the right of representation, or

     (c) If the Participant shall leave neither spouse nor descendants surviving, then to the personal representative of the Participant's estate.

     The determination of the Custodian as to the person entitled to receive any distribution from the Custodial Account following the death of the Participant, if made in good faith, shall be conclusive and binding on all persons claiming an interest in the Participant Account; provided that nothing provided herein shall be construed to preclude the Custodian from filing an action in the nature of interpleader or other appropriate proceeding in a court of competent jurisdiction to determine the person entitled to receive such distribution. Any expenses incurred by the Custodian in determining the person entitled to receive a distribution from the Custodial Account, including without limitation attorneys fees in any such action, shall be reimbursed from the Custodial Account.

     7.   Inalienability of Benefits.  The benefits provided hereunder shall not
          --------------------------
be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind of any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

     8.   Rollover Contributions.  The Custodian may receive rollover
          ----------------------
contributions as described in section 408(d)(3) and regulations promulgated thereunder, but only from other SIMPLE-IRAs. If any property is transferred to the Custodian as a rollover contribution, such property shall be sold by the Custodian and the proceeds reinvested as provided in section 2 of this Article
VIII. The Custodian reserves the right to refuse to accept any contributions which are not in the form of cash.

     9.   Conflict in Provisions.  To the extent that any of the provisions of
          -----------------------
Article VIII shall conflict with the provisions of Articles IV, V, or VII, the provisions of Article VIII shall prevail.

     10.  Status of Participants.  Neither the Participant nor any other person
          ----------------------
shall have any legal or equitable right against the Custodian or the Investment Company except as provided herein. The Participant agrees to indemnify and hold the Custodian harmless from and against any liability that the Custodian may incur in the administration of the Account unless arising from the Custodian's own negligence or misconduct.

     11.  Loss of Exemption.  If the Custodian receives notice that the
          -----------------
Participant's Account has lost its tax-exempt status under section 408 of the Code for any reason, including by reason of a transaction prohibited by section 4975 of the Code, the Custodian shall distribute to the Participant the entire balance in the Account, in cash or in kind, in the sole discretion of the Custodian no later than 90 days after the date the Custodian receives such no-tice.

     12.  Applicable State Law.  This Custodial Account shall be construed,
          ---------------------
administered and enforced according to the laws of the State of Wisconsin except to the extent Federal law supersedes Wisconsin law.

     13.  Distributions to Surviving Spouse.  If distributions from the
          ---------------------------------
Custodial Account are to be made to the Participant's surviving spouse, or to a trust of which the Participant's surviving spouse is the income beneficiary, the
amount which the surviving spouse (or    such trust) is entitled to receive in
each year shall not be less than the income of the Custodial Account (or of the portion of the Custodial Account with respect to which the surviving spouse or such trust is the beneficiary) for such year, as determined under section 2056(b)(7) of the Code.

     14.  Minimum Distributions; Election not to Recalculate Life Expectancies.
          --------------------------------------------------------------------
The following provisions supplement the provisions of Article IV with respect to minimum required distributions, and shall control over the provisions of Article IV in the event of any inconsistency. All paragraph references in this paragraph 14 are to paragraphs of Article IV unless otherwise provided.

     (a) If the Participant fails to withdraw the entire balance in the Custodial Account by the April 1 of the year following the year in which he attains age 70 1/2, he shall be deemed to have elected to receive payments under paragraph 3(d) or, if he has a designated beneficiary (as determined under Part D of Proposed Regulations section 1.401(a)(9)-1), under paragraph 3(e). A beneficiary shall be deemed to have elected the method described in paragraph 4(b)(ii) if either he withdraws the minimum amount required for the first year under the method described in paragraph 4(b)(ii) and does not specifically elect the method described in paragraph 4(b)(i) by the end of such year, or if the date specified in paragraph 4(b)(i) occurs first and he has not withdrawn the entire balance in the Custodial Account by that time; otherwise, the beneficiary shall be deemed to have elected the method described in paragraph 4(b)(i).

     (b) If there is more than one beneficiary entitled to receive distributions on equal priority upon the death of the Participant or a prior beneficiary then, to the extent permitted by Proposed Regulations section 1.401(a)(9)-1, Q&A H-2, and subject to such requirements and limitations as the Custodian may establish, the Custodial Account may be divided into separate accounts for purposes of Article IV and this paragraph.

     (c) Notwithstanding the references to "equal or substantially equal" payments, if the Participant or a beneficiary is receiving distributions under paragraph 3(d), 3(e), or 4(b)(ii), he may withdraw amounts that exceed the minimum amount required by paragraph 5 in any year, provided that any excess shall not be credited against the minimum amount required to be withdrawn in subsequent years. Withdrawals may also be made at irregular intervals, provided that the minimum amount required for each year shall be withdrawn by the last day of such year, except that the minimum amount for the year in which the Participant attains age 70 1/2, but no subsequent year, may be withdrawn by April 1 of the following year.

     (d) In lieu of the methods of recalculating life expectancies annually as specified in paragraph 2, the Participant may elect for purposes of paragraph 3(c) or 3(d), and the Participant's surviving spouse may elect for purposes of paragraph 4(b)(ii), to have his life expectancy, or his and his designated beneficiary's joint and last survivor life expectancy, or the surviving spouse's life expectancy, initially calculated in the year specified in paragraph 5 and thereafter reduced by one year in each subsequent year. All elections described in this paragraph 14(d) shall be made in writing in accordance with procedures established by the Custodian and the Proposed Regulations or successors thereto. Such elections must be made and, if made, shall be irrevocable after the date upon which distributions are required to commence under paragraph 3 or 4(b)(ii).

     (e) All references to the Proposed Regulations section 1.401(a)(9)-1 and 1.401(a)(9)-2 contained in Article IV and this paragraph 14 include the applicable provisions of Proposed Regulations section 1.408-8 applying such Proposed Regulations to individual retirement accounts, any subsequent amendments to any such Proposed Regulations, and the applicable provisions of the permanent Regulations, when issued, all of which are incorporated by reference and shall control over any contrary provision of this Agreement. Reference to specific provisions of the Proposed Regulations shall not be construed to limit reference to other provisions where appropriate in the interpretation of Article IV and this paragraph 14.

     (f) Distributions will be made only upon the request of the Participant (or the Participant's authorized agent, beneficiary, executor, or administrator), in such form and manner as is acceptable to the Custodian. For such distributions, life expectancy and joint-life and last-survivor expectancy are calculated based on information provided by the Participant (or the Participant's authorized agent, beneficiary, executor, or administrator) using the expected return multiples under Treasury Regulations Section 1.72-9. The Custodian will not be liable for errors in such calculations resulting Form its reliance on such information. If any assets held on the Participant's behalf in a Custodial Account are transferred directly to a trustee or Custodian of another individual retirement account described in Code Section 408(a) established for the Participant, it shall be the Participant's responsibility to ensure that any requested minimum distribution required by Article IV is made prior to giving the Custodian such transfer instructions.

                   FASCIANO FUND SIMPLE-IRA APPLICATION FORM

COMPLETE THIS APPLICATION AND SEND  IT TO:  FIRSTAR TRUST COMPANY, Attn:
Fasciano Fund, Inc. P.O. Box 701, Milwaukee, Wisconsin, 53201-0701.

1.  SIMPLE-IRA APPLICANT
    --------------------

   Name of Individual:                Social Security No.:
   ---------------------------------- ---------------------------------------

   Street Address:                    Birth Date:
   ---------------------------------- ---------------------------------------

   City:                        State:                Zip Code:
   ---------------------------- --------------------- -----------------------

   Home Phone:    (    )               Business Phone:    (    )
   ----------------------------------  --------------------------------------

2. CONTRIBUTION TYPE. Check the appropriate box below. This Application Form can only be used to establish a SIMPLE-IRA, which receives contributions under a Savings Incentive Match Plan (SIMPLE) established by your employer. You can also make rollover or direct transfer contributions from another SIMPLE-IRA to this SIMPLE-IRA. If you wish to establish another type of IRA, you should obtain a regular IRA application form from Fasciano Fund.

   [  ]   Contributions under a SIMPLE-IRA plan.  If your employer has established a SIMPLE -IRA plan check here and insert the name and address of your employer: ----------------------------------------------------- --
      --------------------------------------------------------------------------
      ---------------------------------Your employer must also sign below.  You can either include your employer's check payable to Fasciano Fund, Inc., or arrange to have your employer send its check directly to Firstar Trust Company, Attention: Fasciano Fund, P.O. Box 701, Milwaukee, Wisconsin 53201-0701.

   [  ]   Rollover from another SIMPLE-IRA.  If you are rolling over a distribution that you received within the past 60 days from another SIMPLE-IRA, check here and include your check payable to Fasciano Fund, Inc.

   [  ]   Direct transfer from another SIMPLE-IRA.  If  this is a direct transfer from another SIMPLE-IRA, check here and complete the attached Transfer Form.

3. INVESTMENT OF CONTRIBUTIONS Your contribution will be invested in whole and fractional shares of Fasciano Fund, Inc. at the price and in the manner in which such shares are being offered by Fasciano Fund, Inc. There is an Annual Maintenance Fee charged by the Custodian of $12.50. This fee is paid automatically by redeeming shares from your account.

4. BENEFICIARY DESIGNATION I hereby designate the following as my Beneficiary(ies) under my Fasciano Fund SIMPLE Individual Retirement Account (SIMPLE-IRA):

-------------------------------------    -------------------------------------
Name                                     Relationship

-------------------------------------    -------------------------------------
Street Address                           Social Security No.

-------------------------  -----------------------  ------------    ----------
City                       State                    Zip Code        Birth Date

     Every payment under my SIMPLE-IRA by reason of my death shall be made to my Beneficiary if he or she is living at the time such payment becomes due; and if there is no designated Beneficiary living at the time any such payment becomes due, the payment shall be made to my estate. A Beneficiary Designation shall be valid only if dated, signed and filed with the Custodian under the Plan before my death. I understand that I may change my beneficiary designation by completing a new Beneficiary Designation and returning it to the Custodian.

SIGNATURE OF APPLICANT:
-----------------------

     I hereby adopt the Fasciano Fund Custodial Account Agreement for SIMPLE-IRAs. I hereby appoint Firstar Trust Company as Custodian and agree to be bound by the provisions of the Custodial Account Agreement. I certify that the foregoing information is correct and that I received a copy of the Disclosure Statement relating to the Custodial Account and Custodian fees, as well as a copy of the current prospectus(es) of the Fund(s) in which my initial investment is to be made. The terms, provisions and limitations of the Custodial Account Agreement, as amended from time to time, are controlling and shall always govern all rights of myself, my Beneficiaries and all persons claiming under, by or through them, or any of them.


------------------------------   --------------------------------------------
            Date                             Signature of Applicant

SIGNATURE OF EMPLOYER
---------------------

     The undersigned, as the employer sponsoring the SIMPLE under which the foregoing SIMPLE-IRA account is established, represents to Firstar Trust Company and Fasciano Fund, Inc. that it will furnish the account owner with the information required by paragraphs (1) through (4) of Q&A H-1 of IRS Notice 97-6 or any successor thereto, and releases Firstar Trust Company and Fasciano Fund, Inc., from any obligation to provide such information to the undersigned. By accepting contributions to such account, Firstar Trust Company and Fasciano Fund, Inc., represent to the undersigned that they will provide the information required by paragraph (5) thereof directly to the account owner.


------------------------------   --------------------------------------------
            Date                             Signature of Employer

            THIS DOCUMENT WILL BE RETAINED BY FIRSTAR TRUST COMPANY.


                                                        TRANSFER FORM
                                                        -------------
                                 FASCIANO FUND
                               COMPLETE THIS FORM
                   TO TRANSFER AN EXISTING SIMPLE-IRA BALANCE
                         TO A FASCIANO FUND SIMPLE-IRA

    PART I
    ------    (To be completed by investor and mailed to Firstar Trust Company,
              Attention: Fasciano Fund, P.O. Box 701, Milwaukee, Wisconsin 53201-0701. If you are opening a new account, enclose a Fasciano Fund SIMPLE-IRA application.)

TO:   FIRSTAR TRUST COMPANY:

The assets received are to be invested in:

  [ ] My existing Fasciano Funds SIMPLE-IRA in Fasciano Fund Account No. -------------------------.

  [ ] My new Fasciano Fund SIMPLE-IRA. (A signed SIMPLE-IRA Application must be completed and returned with this Transfer Form.)


---------------------------------------  --------------------------------------
Investor's Name                          Daytime Phone

------------------------------- ----------------- ------------- ----------------
Street                          City              State         Zip Code

Investor's Signature  --------------------- Date  -----------------------------


TO:  NAME OF PRESENT CUSTODIAN/TRUSTEE:
      ------------------------------------------------------------------------

Mutual Fund (if applicable)-------------------Acct. No.-----------------------

Address---------------------------------------Phone No.-----------------------

      Street
      ------------------------------------------  ------------- --------------
      City                                        State         Zip Code

Present Custodian/Trustee:

    I have established an account under the Fasciano Fund SIMPLE Individual Retirement Account. Please transfer the assets (cash only) indicated below to Firstar Trust Company as successor Custodian.

    [  ] All Assets   [  ] $--------- only  [  ]At maturity date of  ---------

        [  ]  Immediately (I am aware of any penalties which may occur)

PART II
-------     (To be completed by Firstar Trust Company)

TO:  THE ABOVE-NAMED CUSTODIAN/TRUSTEE:

   Firstar Trust Company accepts its appointment as Custodian for the above account. Please forward a check, as directed above by the investor, payable to:

   Firstar Trust Company, FBO ------------------------------------------


    Mail check and accompanying documents, if any, to:
    Firstar Trust Company, P.O. Box 701, Milwaukee, Wisconsin  53201-0701

                                                 FIRSTAR TRUST COMPANY

                     FORMS THAT MAY BE USED BY AN EMPLOYER
                         TO ESTABLISH A SIMPLE-IRA PLAN

     In order to establish a SIMPLE-IRA plan, an employer may complete the blanks in Form 5304-SIMPLE contained in the following pages, and execute the Form. This form should be kept with the employer's records. Do not file Form 5304-SIMPLE with the Internal Revenue Service. Form 5304-SIMPLE is a form issued by the Internal Revenue Service, not by Fasciano Fund.

     You must also notify each eligible employee of his or her right to elect to make contributions to a SIMPLE-IRA. This notice must be given to each employee EACH YEAR prior to the beginning of the period during which he or she may elect to make such contributions, which must be at least 60 days in length. A copy of a model notice that can be used for this purpose is enclosed, and immediately follows Form 5304-SIMPLE. A copy of the completed Form 5304-SIMPLE must be attached to this notice.

     Each employee who wishes to participate must elect to have a portion of his or her compensation withheld and deposited into a SIMPLE-IRA account. A written election form that can be used for this purpose is also enclosed. You can also use any other election form that provides the same information.

     Finally, each employee who elects to participate must open a Fasciano Fund SIMPLE-IRA account. A copy of the SIMPLE-IRA application form should also be furnished to each eligible employee. If the employer makes contributions to all eligible employees, rather than just the employees who elect to participate, and any employee fails to complete a SIMPLE-IRA application, the employer may complete the application for the employee.

     Form 5304-SIMPLE and the attached notification and election forms are promulgated by the Internal Revenue Service, not by Fasciano Fund. Copies of these forms are provided solely as a convenience, and Fasciano Fund has no responsibility for these forms or the manner in which they are prepared or utilized by the employer. Each employer may also use individually drafted documents for to establish a SIMPLE-IRA plan, or to notify employees or allow them to elect deferrals. Consult your own tax and legal advisors before using these forms.